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                                                                   Exhibit 23.10

                       CONSENT OF WARBURG DILLON READ LLC

   We hereby consent to the use of Annex 4 containing our opinion letter dated October 4, 1999 to the Board of Directors of Sprint Corporation (the "Company") in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed combination of the Company and MCI WORLDCOM, Inc. and to the references to our firm in such Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Warburg Dillon Read LLC

                                                    /s/ F. Davis Terry
                                          By __________________________________
                                                     Managing Director

                                                    /s/ Dominic Lester
                                          By __________________________________
                                                          Director